Exhibit 99.1

Media Contact	Investor Contact
Ed Steadham 203-578-2287	Terry Mangan 203-578-2318
esteadham@websterbank.com	tmangan@websterbank.com

WEBSTER REPORTS PRELIMINARY FOURTH QUARTER 2008 LOSS

Company Strengthened Capital, Bolstered Loan Loss Reserves, Reduced Expenses

WATERBURY, Conn., January 23, 2009 – Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, N.A., today announced preliminary results for the fourth quarter and the year ended December 31, 2008. Final results are pending completion of goodwill impairment analysis as outlined below.

Key points for the quarter included:

Loss of $300 million or $5.91 per diluted share, largely driven by a $188.9 million non-cash goodwill impairment charge that the Company has determined it will record which has no effect on the Company’s liquidity and capital positions, and $129.6 million for non-cash other-than-temporary impairment (“OTTI”) charges on certain investment securities

Provision for credit losses of $100 million against $52.8 million of net loan charge-offs; allowance for credit losses increased to 2.02 percent of total loans and 106 percent of nonperforming loans. Past due loans and non performing loans grew at a reduced rate from last quarter end

Planned elimination of approximately 200 additional positions across the Company, resulting in an additional severance charge of $4.2 million

Pre-tax operating loss of $35.9 million or $.83 per diluted share before OTTI, goodwill impairment, securities gain and losses and severance charges

Strong tangible capital position, including all of the above charges, of 7.70 percent at year end compared to 5.89 percent a year ago. Significantly exceed all requirements for well capitalized regulatory ratios

Dividend reduced to $.01, reflecting desire to preserve strong capital position

Goodwill Impairment

As indicated in the Form 8-K filed January 15, 2009, the Company has been testing its goodwill for potential impairment based on the continued public capital markets disruption and the Company’s market capitalization deterioration compared to book value. The Company engaged an independent valuation firm to assist with the testing of the carrying value of goodwill, which totaled $718.5 million at September 30, 2008. In light of recent market and economic events, the Company is continuing to review goodwill to determine whether any further impairment results. Based on analysis to date, the Company has determined there was goodwill impairment of $188.9 million related to its commercial banking, consumer finance and other business segments. However, a final conclusion has not been reached regarding the Company’s retail banking segment. As to that segment, the Company could incur impairment charges to further reduce the carrying amount of goodwill, which could also result in an increase in the valuation allowance against its deferred tax asset. A goodwill impairment charge is non-cash in nature and does not affect the Company’s liquidity, tangible equity or its well capitalized position under regulatory capital ratios. The Company expects to complete its goodwill analysis in the near future.

	Pre-tax Operating Income
(in thousands, except per share data)	Three Months Ended		Twelve Months Ended	Twelve Months Ended
	Dec. 31, 2008	Sept. 30, 2008	Dec. 31, 2008	Dec. 31, 2007
Net (Loss) Income Before Tax	$(364,489)	$(18,114)	$(384,597)	$158,784

Adjustments:
OTTI Charge	129,593	33,507	219,277	3,565
Securities Losses (Gains)	4,233	2,110	6,094	(1,721)
Severance	5,905	1,535	16,158	15,608
Impairment of Goodwill	188,866	1,013	198,379	—
Gain on Webster Capital Trust Securities	—	—	—	(2,130)
Visa Share Redemption	—	—	(1,625)	—

Total Adjustments	328,597	38,165	438,283	15,322

Pre-tax Operating Loss Income	$(35,892)	$20,051	$53,686	$174,106

Pre Tax Loss Earnings Per Share	$(0.83)	$0.29	$0.80	$3.17

For the full year 2008, net loss totaled $321.8 million, or $6.42 loss per diluted share, compared to net income of $96.8 million, or $1.76 per diluted share in the year-ago period. Pre-tax operating loss in the full year 2008 before OTTI, goodwill impairment, securities gains/losses, and severance charges was $53.7 million or $.80 per diluted share compared to $174.1 million, or $3.17 per diluted share for the 2007 full year. Pre-tax operating income and operating EPS, representing pre-tax earnings and EPS determined in accordance with generally accepted accounting principles (“GAAP”) excluding the effects of the pre-tax, non-cash OTTI charge and other items noted above, provide a more meaningful comparison for effectively evaluating the Company’s core operating results.

Webster Chairman and Chief Executive Officer Jim Smith said, “Webster’s exceptionally strong capital position enables us to act purposefully to address the current and future challenges faced by the financial services industry. We are committed and well prepared to meet our customers’ needs and to contribute to the eventual economic recovery in our region.”

Webster will provide details on its fourth quarter performance in a conference call at 9:00 AM EST today (refer to details for the conference call at the end of this release). In addition, Webster has posted supplemental information regarding its investment securities portfolio and other items on our website at www.wbst.com.

Previously announced charges taken in the fourth quarter included $118.0 million in write-downs for OTTI for certain capital trust investment securities classified as available for sale and $11.6 million for equity securities also classified as available for sale. The $188.9 million goodwill impairment charge reflects the effect of current economic deterioration on loan values and the impact of substantial interest rate decreases in the fourth quarter. This non-cash charge has no effect on the company’s liquidity and capital positions.

Of the $5.9 million severance charge recorded in the fourth quarter, $4.2 million relates to the next phase of the OneWebster earnings optimization program. This program is expected to result in $50 million in annual benefits by 2010. This next phase includes the elimination of 200 positions in addition to the 237 net position reductions previously announced. Webster Chief Financial Officer and Chief Risk Officer Jerry Plush stated, “We recognize that further expense discipline is essential given current economic conditions. This next phase focused on centralization of like functions and spans of control.”

On December 18, 2008, the Office of the Comptroller of the Currency (OCC) terminated the Memorandum of Understanding (MOU) issued by the OCC on July 24, 2006 in relation to bank compliance, Bank Secrecy Act, Flood Act and internal audit programs.

Webster also announced today that its Board of Directors, at its January 22, 2009 meeting, declared a regular quarterly cash dividend at the reduced level of $.01 per common share. The dividend is payable on February 19, 2009 to shareholders of record on February 5, 2009. Chairman and CEO Smith noted: “Given this extended period of unprecedented economic uncertainty, the Board has chosen to reduce the dividend to preserve capital.”

Asset Quality

•

Total nonperforming assets were $263.2 million or 2.15 percent of total loans and other real estate owned at December 31, 2008 compared to $250.5 million or 1.94 percent at September 30, 2008. The $12.7 million increase in nonperforming assets was primarily attributed to a $7.9 million increase in other real estate owned and a $6.2 million increase in non performing loans in the liquidating portfolio offset by a decline of $1.4 million of nonperforming loans in the continuing portfolio

•

Past due loans for the continuing portfolios totaled $117.4 million at December 31, 2008, an increase of $15.3 million compared to $102.1 million at September 30, 2008. The increase was primarily related to increases of $12.3 million in commercial, $1.8 million in equipment financing, $5.5 million in residential loans and $10.6 million in consumer loans offset by decreases in commercial real estate of $11.1 million and residential development of $3.6 million. Past due loans for the liquidating portfolio totaled $21.0 million at December 31, 2008 compared to $19.1 million at September 30, 2008.

Net interest income

•

Net interest margin was 3.20 percent in the fourth quarter compared to 3.32 percent in the third quarter; the decline reflects the impact of three Federal Reserve rate reductions totaling 175 bps in the fourth quarter as well as interest reversals on nonaccrual loans and pooled trust preferred securities.

•	Average earning assets totaled $15.9 billion, up from $15.8 billion last quarter.

Provision For Credit Losses

•

$75.0 million of the provision for credit losses was related to the Company’s continuing portfolios, including $30.0 million for residential development loans in the commercial real estate portfolio, and $25.0 million was related to the liquidating home equity portfolio.

•

The increase over the third quarter reflects charge-offs based on recent appraisals on nonaccruing residential development loans, higher forecasted charge-offs for the liquidating home equity portfolio in light of deteriorating economic conditions, and increased reserve levels for other lines of business given economic deterioration.

Non-interest income

•	Deposit service fees declined by $1.7 million from last quarter; primarily from a decline in NSF fees.

•	Wealth and investment services revenues declined by $590,000; primarily from a decline in the value of assets under management due to adverse market conditions.

•	Loss on sale of securities totaled $4.2 million; primarily to maximize tax strategies.

Non-interest expenses

•

Excluding goodwill impairment and OneWebster charges, the decline from last quarter represents reduced operating expenses from One Webster initiatives as well as a significant reduction in incentive compensation.

Income Taxes

•

Due to the pre-tax loss, the effective tax rate for the fourth quarter was not meaningful. The $64.0 million tax benefit in the quarter on the $364.5 million pre-tax loss applicable to continuing operations in the period was impacted primarily by substantially no tax benefit being available on the goodwill impairment charge ($66 million otherwise) and to a lesser extent, no tax benefit being available on a portion of the securities losses.

•

For tax purposes, $19.6 million of the securities losses are capital in nature and the tax benefits on those have been limited ($6.8 million otherwise). Offsetting that, in part, was the recognition of a $3.8 million tax benefit due to the October 2008 passage of the U.S. Emergency Economic Stabilization Act, which included a provision permitting banks to treat losses relating to FNMA and FHLMC preferred stock as ordinary instead of capital. The $3.8 million of benefit pertains to losses incurred by the Company prior to the fourth quarter when the tax benefits were limited.

Investment securities

•

Total investments were $3.8 billion at December 31, 2008 compared to $3.0 billion at September 30, 2008. The increase was primarily driven by a $468 million residential loan securitization undertaken in the fourth quarter. The securitization was undertaken to generate additional collateral for borrowings and municipal deposits.

Loans

•

Total loans were $12.2 billion at December 31, 2008 compared to $12.9 billion at September 30, 2008. In the fourth quarter, commercial and commercial real estate loans decreased by $90.2 million and $133.0 million, respectively while consumer increased by $43.8 million. Residential mortgage loans declined by $499.4 million largely as a result of the aforementioned residential loan securitization undertaken during the fourth quarter.

Deposits and borrowings

•

Total deposits were $11.9 billion at December 31, 2008 compared to $11.8 billion at September 30, 2008. In the fourth quarter, consumer preferences shifted to certificates of deposits, savings accounts and NOW accounts as balances increased $184.8 million, $43.1 million and $61.6 million, respectively. Offsetting these increases were decreases in demand deposits and money market accounts of $16.0 million and $235.2 million, respectively.

•	Core deposits as a percent of total deposits was 59.0 percent at December 31, 2008 compared to 60.5 percent at the end of the third quarter and 59.5 percent a year ago.

•	Total borrowings were $3.6 billion, a decline of $107 million from $3.7 billion at September 30, 2008.

***

Webster Financial Corporation is the holding company for Webster Bank, National Association. With $17.5 billion in assets, Webster provides business and consumer banking, mortgage, financial planning, trust and investment services through 181 banking offices, 489 ATMs, telephone banking and the Internet. Webster Bank owns the asset-based lending firm Webster Business Credit Corporation, the insurance premium finance company Budget Installment Corp., Center Capital Corporation, an equipment finance company headquartered in Farmington, Conn., and provides health savings account trustee and administrative services through HSA Bank, a division of Webster Bank. Member FDIC and equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websteronline.com.

***

Conference Call

A conference call covering Webster’s fourth quarter earnings announcement will be held today, Friday, January 23, at 9:00 a.m. EST and may be heard through Webster’s investor relations website at www.wbst.com, or in listen-only mode by calling 1-877-407-8289 or 201-689-8341 internationally. The call will be archived on the website and available for future retrieval.

Forward-looking Statements

Statements in this press release regarding Webster Financial Corporation’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statement, see “Forward Looking Statements” in Webster’s Annual Report for 2007. Except as required by law, Webster does not undertake to update any such forward looking information.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. A reconciliation of net income and other performance ratios, as adjusted, is included in the accompanying selected financial highlights table.

We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. Specifically, we provide measures based on what we believe are our operating earnings on a consistent basis and exclude non-core operating items which affect the GAAP reporting of results of operations. We utilize these measures for internal planning and forecasting purposes. We, as well as securities analysts, investors and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

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WEBSTER FINANCIAL CORPORATION

Selected Financial Highlights (unaudited)

	At or for the Three Months Ended December 31,		At or for the Twelve Months Ended December 31,
(In thousands, except per share data)	2008	2007	2008	2007
Net income (loss) and performance ratios (annualized):
Net income (loss)	$(300,501)	$(8,698)	$(321,830)	$96,773
Net income (loss) per diluted common share	(5.91)	(0.16)	(6.42)	1.76
Return on average shareholders’ equity	(61.74)%	(1.95)%	(17.60)%	5.22%
Return on average tangible equity	(99.52)	(3.37)	(29.76)	8.83
Return on average assets	(6.87)	(0.21)	(1.86)	0.57

Income (loss) from continuing operations and performance ratios (annualized):
Income (loss) from continuing operations	$(300,509)	$5,169	$(318,757)	$110,696
Net income (loss) from continuing operations per diluted common share	(5.91)	0.10	(6.36)	2.01
Return on average shareholders’ equity	(61.74)%	1.16%	(17.43)%	5.97%
Return on average tangible equity	(99.52)	2.00	(29.48)	10.10
Return on average assets	(6.87)	0.12	(1.84)	0.66
Noninterest income as a percentage of total revenue	(213.84)	28.14	(5.87)	28.48
Efficiency ratio (a)	59.08	62.88	62.51	61.98

Asset quality:
Allowance for credit losses	$245,829	$197,586	$245,829	$197,586
Nonperforming assets	263,189	121,072	263,189	121,072
Allowance for credit losses / total loans	2.02%	1.58%	2.02%	1.58%
Net charge-offs / average loans (annualized)	1.66	0.38	1.09	0.20
Nonperforming loans / total loans	1.91	0.90	1.91	0.90
Nonperforming assets / total loans plus OREO	2.15	0.97	2.15	0.97
Allowance for credit losses / nonperforming loans	105.70	175.01	105.70	175.01

Other ratios (annualized):
Tangible capital ratio	7.70%	5.89%	7.70%	5.89%
Tangible common equity ratio	4.08	5.89	4.08	5.89
Total-risk based capital (d)	15.20	11.39	15.20	11.39
Shareholders’ equity / total assets	10.66	10.10	10.66	10.10
Interest-rate spread	3.11	3.18	3.21	3.32
Net interest margin	3.20	3.26	3.28	3.40

Share related:
Book value per common share	$23.78	$33.09	$23.78	$33.09
Tangible book value per common share	13.35	18.73	13.35	18.73
Common stock closing price	13.78	31.97	13.78	31.97
Dividends declared per common share	0.30	0.30	1.20	1.17

Common shares issued and outstanding	52,884	52,475	52,884	52,475
Basic shares (average)	52,031	52,400	52,020	54,469
Diluted shares (average)	52,031	52,795	52,020	54,996

Footnotes:

(a)	Calculated using SNL’s methodology - noninterest expense (excluding foreclosed property expenses, intangible amortization, goodwill impairments and other charges) as a percentage of net interest income (FTE basis) plus noninterest income (excluding gain/loss on securities and other charges).
(b)	For purposes of the yield computation, unrealized gains (losses) on securities available for sale are excluded from the average balance.
(c)	NCLC is defined as National Construction Lending Center
(d)	The ratios presented are projected for the 2008 reporting periods and actual for the 2007 reporting periods.

WEBSTER FINANCIAL CORPORATION

Consolidated Balance Sheet (unaudited)

(In thousands)	December 31, 2008	September 30, 2008	December 31, 2007
Assets:

Cash and due from depository institutions	$259,208	$221,195	$306,654
Short-term investments	22,154	6,449	5,112

Investment securities:
Trading, at fair value	77	1,197	2,340
Available for sale, at fair value	1,188,705	824,118	639,364
Held-to-maturity	2,522,511	2,031,665	2,107,227
Other securities	134,874	134,874	110,962

Total securities	3,846,167	2,991,854	2,859,893
Loans held for sale	24,524	3,247	221,568

Loans:
Residential mortgages	3,068,441	3,567,825	3,641,602
Commercial	3,586,807	3,677,069	3,516,213
Commercial real estate	2,232,174	2,365,181	2,059,881
Consumer	3,300,169	3,256,314	3,258,247

Total loans	12,187,591	12,866,389	12,475,943
Allowance for loan losses	(235,329)	(189,169)	(188,086)

Loans, net	11,952,262	12,677,220	12,287,857
Accrued interest receivable	74,307	75,830	80,432
Premises and equipment, net	185,928	188,443	193,063
Goodwill and other intangible assets, net	563,926	754,026	768,015
Cash surrender value of life insurance	279,807	277,176	269,366
Assets held for disposition	5,571	900	51,603
Unsettled trades	105	68,996	2,308
Deferred tax assets, net	189,337	127,628	58,126
Prepaid expenses and other assets	180,241	123,073	97,963

Total Assets	$17,583,537	$17,516,037	$17,201,960

Liabilities and Shareholders’ Equity:

Deposits:
Demand deposits	$1,493,295	$1,509,319	$1,538,083
NOW accounts	1,802,250	1,740,650	1,718,757
Money market deposit accounts	1,356,361	1,591,599	1,828,656
Savings accounts	2,361,169	2,318,014	2,259,747
Certificates of deposit	4,677,615	4,492,767	4,772,624
Brokered deposits	194,200	180,026	236,291

Total deposits	11,884,890	11,832,375	12,354,158
Securities sold under agreements to repurchase and other short-term debt	1,570,971	1,688,728	1,238,012
Federal Home Loan Bank advances	1,335,996	1,355,931	1,052,228
Long-term debt	687,797	657,004	650,643
Liabilities held for disposition	—	—	9,261
Accrued expenses and other liabilities	220,187	155,853	151,449

Total liabilities	15,699,841	15,689,891	15,455,751
Preferred stock of subsidiary corporation	9,577	9,577	9,577
Shareholders’ equity	1,874,119	1,816,569	1,736,632

Total Liabilities and Shareholders’ Equity	$17,583,537	$17,516,037	$17,201,960

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Consolidated Statements of Operations (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands, except per share data)	2008	2007	2008	2007
Interest income:
Loans	$168,200	$205,363	$710,621	$837,711
Investment securities and short-term investments	40,398	36,318	157,055	136,324
Loans held for sale	51	3,276	1,597	21,560

Total interest income	208,649	244,957	869,273	995,595

Interest expense:
Deposits	57,154	89,510	250,182	361,307
Borrowings	25,427	32,748	113,300	126,096

Total interest expense	82,581	122,258	363,482	487,403

Net interest income	126,068	122,699	505,791	508,192
Provision for credit losses	100,000	45,250	186,300	67,750

Net interest income after provision for credit losses	26,068	77,449	319,491	440,442

Noninterest income:
Deposit service fees	30,018	30,577	120,132	114,645
Loan related fees	7,147	7,328	29,067	30,830
Wealth and investment services	6,480	7,507	28,140	29,164
Mortgage banking activities	336	1,276	1,230	9,316
Increase in cash surrender value of life insurance	2,631	2,637	10,441	10,386
Gain (loss) on sale of securities, net	(4,233)	195	(4,034)	1,721
Other	1,315	2,094	6,684	7,685

	43,694	51,614	191,660	203,747
Loss on write-down of investments to fair value	(129,593)	(3,565)	(219,277)	(3,565)
Loss on sale of FNMA/FHLMC preferred stock	—	—	(2,060)	—
Visa share redemption	—	—	1,625	—
Gain on Webster Capital Trust I and II securities	—	—	—	2,130

Total noninterest income	(85,899)	48,049	(28,052)	202,312

Noninterest expenses:
Compensation and benefits	52,078	60,965	239,701	244,570
Occupancy	13,406	12,821	53,043	49,378
Furniture and equipment	15,469	15,353	61,155	59,771
Intangible amortization	1,463	1,881	5,939	10,374
Marketing	2,895	1,727	13,956	14,213
Professional services	4,101	3,721	15,758	15,038
Foreclosed property expense	3,414	1,634	8,943	2,010
FDIC deposit insurance assessment	3,468	357	4,698	1,520
Other	13,593	16,522	58,306	62,548

	109,887	114,981	461,499	459,422
Debt redemption premium	—	—	—	8,940
Severance and other costs	5,905	5,343	16,158	15,608
Impairment of goodwill	188,866	—	198,379	—

Total noninterest expenses	304,658	120,324	676,036	483,970

Income (loss) from continuing operations before income taxes	(364,489)	5,174	(384,597)	158,784
Income taxes (benefit)	(63,980)	5	(65,840)	48,088

Income (loss) from continuing operations	(300,509)	5,169	(318,757)	110,696
Income (loss) from discontinued operations, net of tax	8	(13,867)	(3,073)	(13,923)

Net income (loss)	$(300,501)	$(8,698)	$(321,830)	$96,773

Preferred stock dividends	7,093	—	12,087	—

Net income (loss) available to common shareholders	$(307,594)	$(8,698)	$(333,917)	$96,773

Diluted shares (average)	52,031	52,795	52,020	54,996

Net income (loss) per common share:
Basic
Income (loss) from continuing operations	$(5.91)	$0.10	$(6.36)	$2.03
Net income (loss)	(5.91)	(0.17)	(6.42)	1.78
Diluted
Income (loss) from continuing operations	(5.91)	0.10	(6.36)	2.01
Net income (loss)	(5.91)	(0.16)	(6.42)	1.76

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Five Quarter Consolidated Statements of Operations (unaudited)

	Three Months Ended
(In thousands, except per share data)	Dec. 31, 2008	Sept. 30, 2008	June 30, 2008	March 31, 2008	Dec. 31, 2007
Interest income:
Loans	$168,200	$175,363	$175,786	$191,272	$205,363
Investment securities and short-term investments	40,398	39,210	38,115	39,332	36,318
Loans held for sale	51	54	92	1,400	3,276

Total interest income	208,649	214,627	213,993	232,004	244,957

Interest expense:
Deposits	57,154	57,730	60,056	75,242	89,510
Borrowings	25,427	27,716	28,251	31,906	32,748

Total interest expense	82,581	85,446	88,307	107,148	122,258

Net interest income	126,068	129,181	125,686	124,856	122,699
Provision for credit losses	100,000	45,500	25,000	15,800	45,250

Net interest income after provision for credit losses	26,068	83,681	100,686	109,056	77,449

Noninterest income:
Deposit service fees	30,018	31,738	29,943	28,433	30,577
Loan related fees	7,147	7,171	7,891	6,858	7,328
Wealth and investment services	6,480	7,070	7,634	6,956	7,507
Mortgage banking activities	336	50	104	740	1,276
Increase in cash surrender value of life insurance	2,631	2,606	2,623	2,581	2,637
Gain (loss) on sale of securities, net	(4,233)	(50)	126	123	195
Other	1,315	2,731	854	1,784	2,094

	43,694	51,316	49,175	47,475	51,614
Loss on write-down of investments to fair value	(129,593)	(33,507)	(54,924)	(1,253)	(3,565)
Loss on sale of FNMA/FHLMC preferred stock	—	(2,060)	—	—	—
VISA share redemption	—	—	—	1,625	—

Total noninterest income	(85,899)	15,749	(5,749)	47,847	48,049

Noninterest expenses:
Compensation and benefits	52,078	61,314	62,866	63,443	59,910
Occupancy	13,406	12,827	13,128	13,682	12,321
Furniture and equipment	15,469	14,892	15,634	15,160	15,353
Intangible amortization	1,463	1,464	1,464	1,548	1,881
Marketing	2,895	2,478	4,940	3,643	1,727
Professional services	4,101	3,798	3,706	4,153	3,721
Foreclosed property expense	3,414	3,464	1,552	513	1,634
FDIC deposit insurance assessment	3,468	532	344	354	357
Other	13,593	14,227	16,221	14,265	16,522

	109,887	114,996	119,855	116,761	113,426
Severance and other costs	5,905	1,535	9,368	(650)	6,898
Impairment of goodwill	188,866	1,013	8,500	—	—

Total noninterest expenses	304,658	117,544	137,723	116,111	120,324

Income (loss) from continuing operations before income taxes	(364,489)	(18,114)	(42,786)	40,792	5,174
Income taxes (benefit)	(63,980)	(1,878)	(14,285)	14,303	5

Income (loss) from continuing operations	(300,509)	(16,236)	(28,501)	26,489	5,169
Income (loss) from discontinued operations, net of tax	8	(518)	(439)	(2,124)	(13,867)

Net income (loss)	$(300,501)	$(16,754)	$(28,940)	$24,365	$(8,698)

Preferred stock dividends	7,093	4,994	—	—	—

Net income (loss) available to common shareholders	$(307,594)	$(21,748)	$(28,940)	$24,365	$(8,698)

Diluted shares (average)	52,031	52,032	52,017	52,297	52,795
Net income (loss) per common share:
Basic
Income (loss) from continuing operations	$(5.91)	$(0.41)	$(0.55)	$0.51	$0.10
Net income (loss)	(5.91)	(0.42)	(0.56)	0.47	(0.17)
Diluted
Income (loss) from continuing operations	(5.91)	(0.41)	(0.55)	0.51	0.10
Net income (loss)	(5.91)	(0.42)	(0.56)	0.47	(0.16)

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Five Quarter Interest-Rate Spreads (unaudited)

	Three Months Ended
	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008	December 31, 2007

Interest-rate spread
Yield on interest-earning assets	5.24%	5.45%	5.51%	6.02%	6.42%
Cost of interest-bearing liabilities	2.13	2.21	2.31	2.82	3.24

Interest-rate spread	3.11%	3.24%	3.20%	3.20%	3.18%

Net interest margin	3.20%	3.32%	3.26%	3.27%	3.26%

Consolidated Average Balances, Yields and Rates Paid (unaudited)

Three Months Ended December 31,	2008			2007
(Dollars in thousands)	Average balance	Interest	Fully tax- equivalent yield/rate	Average balance	Interest	Fully tax- equivalent yield/rate
Assets:
Interest-earning assets:
Loans	$12,769,534	$168,200	5.22%	$12,422,076	$205,363	6.54%
Investment securities (b)	3,135,069	44,114	5.34	2,672,421	39,329	5.85
Loans held for sale	4,093	51	4.99	208,199	3,276	6.29
Short-term investments	11,399	40	1.38	18,464	132	2.79

Total interest-earning assets	15,920,095	212,405	5.24	15,321,160	248,100	6.42

Noninterest-earning assets	1,570,208			1,564,878

Total assets	$17,490,303			$16,886,038

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Demand deposits	$1,510,066	$—	—%	$1,492,936	$—	—%
Savings, NOW and money market deposit accounts	5,550,224	17,849	1.28	5,795,625	31,608	2.16
Time deposits	4,823,332	39,305	3.24	5,104,534	57,902	4.50

Total deposits	11,883,622	57,154	1.91	12,393,095	89,510	2.86

Securities sold under agreements to repurchase and other short-term debt	1,446,049	6,345	1.72	1,072,976	11,560	4.22
Federal Home Loan Bank advances	1,384,706	8,630	2.44	797,713	8,812	4.32
Long-term debt	665,382	10,452	6.28	662,904	12,376	7.47

Total borrowings	3,496,137	25,427	2.87	2,533,593	32,748	5.10

Total interest-bearing liabilities	15,379,759	82,581	2.13	14,926,688	122,258	3.24

Noninterest-bearing liabilities	154,048			161,761

Total liabilities	15,533,807			15,088,449
Preferred stock of subsidiary corporation	9,577			9,577
Shareholders’ equity	1,946,919			1,788,012

Total liabilities and shareholders’ equity	$17,490,303			$16,886,038

Tax-equivalent net interest income		129,824			125,842
Less: tax-equivalent adjustment		(3,756)			(3,143)

Net interest income		$126,068			$122,699

Interest-rate spread			3.11%			3.18%

Net interest margin			3.20%			3.26%

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Consolidated Average Balances, Yields and Rates Paid (unaudited)

Twelve Months Ended December 31,	2008			2007
(Dollars in thousands)	Average balance	Interest	Fully tax- equivalent yield/rate	Average balance	Interest	Fully tax- equivalent yield/rate
Assets:
Interest-earning assets:
Loans	$12,700,933	$710,621	5.60%	$12,390,955	$837,711	6.76%
Investment securities (b)	3,023,039	171,813	5.51	2,470,400	144,352	5.79
Loans held for sale	27,366	1,597	5.83	344,663	21,560	6.26
Short-term investments	6,422	146	2.27	59,345	3,045	5.13

Total interest-earning assets	15,757,760	884,177	5.58	15,265,363	1,006,668	6.60

Noninterest-earning assets	1,546,699			1,590,282

Total assets	$17,304,459			$16,855,645

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Demand deposits	$1,487,661	$—	—%	$1,506,696	$—	—
Savings, NOW and money market deposit accounts	5,776,660	80,994	1.40	5,749,378	125,590	2.18
Time deposits	4,764,386	169,188	3.55	5,218,449	235,717	4.52

Total deposits	12,028,707	250,182	2.08	12,474,523	361,307	2.90

Securities sold under agreements to repurchase and other short-term debt	1,359,318	34,643	2.55	996,341	44,769	4.49
Federal Home Loan Bank advances	1,269,098	39,236	3.09	757,367	35,302	4.66
Long-term debt	660,146	39,421	5.97	609,371	46,025	7.55

Total borrowings	3,288,562	113,300	3.45	2,363,079	126,096	5.34

Total interest-bearing liabilities	15,317,269	363,482	2.37	14,837,602	487,403	3.28

Noninterest-bearing liabilities	149,236			156,083

Total liabilities	15,466,505			14,993,685
Preferred stock of subsidiary corporation	9,577			9,577
Shareholders’ equity	1,828,377			1,852,383

Total liabilities and shareholders’ equity	$17,304,459			$16,855,645

		520,695			519,265
Less: tax-equivalent adjustment		(14,904)			(11,073)

Net interest income		$505,791			$508,192

Interest-rate spread			3.21%			3.32%

Net interest margin			3.28%			3.40%

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Five Quarter Nonperforming Assets (unaudited)

(Dollars in thousands)	Dec. 31, 2008	Sept. 30, 2008	June 30, 2008	March 31, 2008	Dec. 31, 2007
Nonperforming loans:
Continuing Portfolio:
Commercial:
Commercial	$49,987	$51,081	$55,788	$30,264	$26,804
Equipment financing	13,138	7,462	6,718	5,719	6,473

Total commercial	63,125	58,543	62,506	35,983	33,277
Commercial real estate	8,032	8,971	9,710	7,809	8,523
Residential development	48,628	71,065	48,130	13,402	4,373
Residential:
Residential construction to permanent	10,896	8,189	6,660	4,200	2,820
All other	37,385	27,992	19,633	22,042	19,532

Total residential	48,281	36,181	26,293	26,242	22,352
Consumer	29,939	23,668	20,745	17,084	14,455

Nonperforming loans - continuing portfolio	198,005	198,428	167,384	100,520	82,980

Liquidating Portfolio:
NCLC (c)	17,623	17,491	29,025	29,804	22,797
Consumer	16,938	10,994	10,651	9,378	7,126

Nonperforming loans - liquidating portfolio	34,561	28,485	39,676	39,182	29,923

Total nonperforming loans	232,566	226,913	207,060	139,702	112,903

Other real estate owned and repossessed assets:
Commercial	22,868	13,287	6,776	6,590	2,211
Residential	5,382	6,014	4,071	1,820	1,062
Consumer	2,373	3,461	6,193	5,872	4,896

Total other real estate owned and repossessed assets	30,623	22,762	17,040	14,282	8,169

Total nonperforming assets	$263,189	$249,675	$224,100	$153,984	$121,072

Accruing loans 90 or more days past due	$1,110	$708	$1,380	$1,032	$1,891

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Five Quarter Past Due Loans (unaudited)

(Dollars in thousands)	Dec. 31, 2008	Sept. 30, 2008	June 30, 2008	March 31, 2008	Dec. 31, 2007
Past Due 30-89 days:
Continuing Portfolio:
Commercial:
Commercial	$19,493	$7,196	$8,337	$10,229	$13,291
Equipment financing	9,860	8,102	9,414	10,269	5,644

Total commercial	29,353	15,298	17,751	20,498	18,935
Commercial real estate	7,158	18,241	2,756	24,655	8,178
Residential development	2,096	5,832	2,485	5,999	3,876
Residential:
Residential construction to permanent	3,934	4,156	1,914	3,339	3,743
All other	41,048	35,341	24,621	22,295	19,967

Total residential	44,982	39,497	26,535	25,634	23,710
Consumer	33,848	23,279	18,137	20,721	22,347

Past Due 30-89 days - continuing portfolio	117,437	102,147	67,664	97,507	77,046

Liquidating Portfolio:
NCLC (c)	5,414	3,758	3,486	4,983	13,143
Consumer	15,621	15,370	8,063	10,473	8,793

Past Due 30-89 days - liquidating portfolio	21,035	19,128	11,549	15,456	21,936

Past Due 90 days or more:
Commercial	459	534	1,380	596	1,141
Commercial real estate	450	174	—	—	550
Residential development	201	—	—	436	200

Past Due 90 days or more	1,110	708	1,380	1,032	1,891

Total	$139,582	$121,983	$80,593	$113,995	$100,873

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Five Quarter Changes in the Allowance for Credit Losses (unaudited)

	For the Three Months Ended
(Dollars in thousands)	Dec. 31, 2008	Sept. 30, 2008	June 30, 2008	March 31, 2008	Dec. 31, 2007
Beginning balance	$198,669	$194,368	$189,808	$197,586	$164,011
Provision	100,000	45,500	25,000	15,800	45,250
Charge-offs continuing portfolio:
Commercial	5,641	13,837	3,903	10,949	2,182
Equipment financing	1,222	998	672	490	303
Commercial real estate	253	—	378	—	—
Residential development	29,909	161	3,711	—	—
Residential	3,037	1,624	1,036	1,480	71
Consumer	3,887	4,643	2,784	3,697	1,833

Charge-offs continuing portfolio:	43,949	21,263	12,484	16,616	4,389
Recoveries	(796)	(714)	(1,290)	(827)	(1,611)

Net loan charge-offs	43,153	20,549	11,194	15,789	2,778

Charge-offs liquidating portfolio:
NCLC (c)	1,518	14,025	4,203	4,341	7,051
Consumer	8,779	6,767	5,450	3,448	1,846

Charge-offs liquidating portfolio:	10,297	20,792	9,653	7,789	8,897
Recoveries	(610)	(142)	(407)	—	—

Net loan charge-offs	9,687	20,650	9,246	7,789	8,897

Total net charge-offs	52,840	41,199	20,440	23,578	11,675

Ending balance	$245,829	$198,669	$194,368	$189,808	$197,586

Components:
Allowance for loan losses	$235,329	$189,169	$184,868	$180,308	$188,086
Reserve for unfunded credit commitments	10,500	9,500	9,500	9,500	9,500

Allowance for credit losses	$245,829	$198,669	$194,368	$189,808	$197,586

Asset Quality Ratios:
Allowance for loan losses / total loans	1.93%	1.47%	1.45%	1.43%	1.51%
Allowance for credit losses / total loans	2.02	1.54	1.52	1.51	1.58
Net charge-offs / average loans (annualized)	1.66	1.29	0.64	0.75	0.38
Nonperforming loans / total loans	1.91	1.76	1.62	1.11	0.90
Nonperforming assets / total loans plus OREO	2.15	1.94	1.75	1.22	0.97
Allowance for credit losses / nonperforming loans	105.70	87.55	93.87	135.87	175.01

Continuing Portfolio
Allowance for loan losses / total loans	1.62%	1.29%	1.23%	1.13%	1.15
Allowance for credit losses / total loans	1.71	1.36	1.30	1.21	1.23
Net charge-offs / average loans (annualized)	1.39	0.66	0.36	0.52	0.09
Nonperforming loans / total loans	1.67	1.58	1.35	0.82	0.69
Nonperforming assets / total loans plus OREO	1.88	1.73	1.47	0.93	0.76
Allowance for credit losses / nonperforming loans	102.35	86.09	96.48	146.92	177.98

Liquidating Portfolio
NCLC
Allowance for loan losses / total loans	13.56%	14.01%	14.26%	18.77%	20.65
Net charge-offs / average loans (annualized)	8.96	92.69	23.00	25.78	25.43
Nonperforming loans / total loans	48.94	42.20	45.68	43.49	27.37
Allowance for loan losses / nonperforming loans	27.70	33.19	31.22	43.15	75.45

Consumer
Allowance for loan losses / total loans	13.50%	7.45%	7.53%	8.96%	9.60
Net charge-offs / average loans (annualized)	11.93	8.81	6.75	4.20	2.17
Nonperforming loans / total loans	5.97	3.72	3.37	2.87	2.09
Allowance for loan losses / nonperforming loans	225.99	200.5	223.63	312.09	458.88

See Selected Financial Highlights for footnotes.